SECURITIES AND EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                        DATE OF REPORT: December 23, 2002


                              THE TIREX CORPORATION
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   33-17598-NY
                            (Commission File Number)

                                   22-2824362
                      (IRS Employer Identification Number)

                              Unit 17 - 3400 Losch
                          Longueuil (St-Hubert Borough)
                                 QUEBEC J3Y 5T6
               (Address of Principal Executive offices) (Zip Code)


                                 (450) 676-4499
                         Registrant's Telephone Number,
                               including Area Code

  This Current Report on Form 8K is comprised of 3 sequentially numbered pages.

ITEM 1.  Changes in Control of Registrant.

Not applicable. As of December 20, 2002, the Company has 224,757,559 Common Stock issued and outstanding.


ITEM 2.     Acquisition or Disposition of Assets.

            Not applicable.

ITEM 3.     Bankruptcy or Receivership.

            Not applicable.

ITEM 4.     Changes in Registrant's Certifying Accountant.

            Not applicable.

ITEM 5.     Other Events

The Registrant has undergone the following significant events:

(a) The Company vacated its leased facilities as of December 1, 2002, and moved to Unit 17, 3400 Losch, Longueuil (St-Hubert Borough), QUEBEC, Canada J3Y 5T6. The former landlord had obtained an order of possession and a judgment for rent arrears, which as of this date the landlord has not pursued.

(b) The Company terminated its efforts to renew the lease or purchase of certain equipment comprising part of the TCS-1 prototype and that equipment was returned to the Lessor.

(c) On December 18, 2002, The Tirex Corporation entered into a License Agreement with Simpro S.p.A. ("Simpro") of Turin, Italy, granting to Simpro the exclusive right to manufacture all units sold by the Company worldwide, and non-exclusive marketing rights. The term of the license is five (5) years with a right to extend for successive three (3) year periods throughout the life of the Patent, but is subject to certain conditions, including that the cost of the manufacturing plant must be mutually agreed upon.

            Simpro simultaneously entered into a Sales Agreement with Global Recycling, Inc., ("Global") of Luquillo, Puerto Rico for the sale of a TCS-2 unit, an improved version of the TCS-1 prototype with an expanded capacity and a higher cost. This Agreement is subject to various conditions, one of which is that Global will obtain a required equity infusion of approximately one million five hundred dollars ($1,500,000) of a total financing plan of nine million dollars ($9,000,000).

            As a result of this transaction, the Company anticipates beginning to receive royalties in the first or second quarter of 2003. There

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

            is no guarantee that the Company will receive any royalties and will not do so unless the material conditions of the Agreement between Global and Simpro are satisfied. Global has represented that it is optimistic that all the conditions of the Agreement will be satisfied in the near future.


ITEM 6.     RESIGNATION OF OFFICERS AND DIRECTORS.

            Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            Not applicable.

ITEM 8.     CHANGE IN FISCAL YEAR.

            Not applicable.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The Tirex Corporation



December 23, 2002                   By: /s/ John L. Threshie, Jr.
                                        -------------------------------------
                                        John L. Threshie, Jr.
                                        President and Chief Executive Officer


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